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                                   EXHIBIT 11

                  CONCORDE GAMING CORPORATION AND SUBSIDIARIES


                       COMPUTATION OF PER SHARE EARNINGS



                                                             Three Months Ended June 30,           Nine Months Ended June 30,
                                                          --------------------------------       --------------------------------
                                                              1996                1995               1996                1995
                                                          ------------        ------------       ------------        ------------
Weighted average shares outstanding, net of
  treasury stock, beginning of period                       21,929,793          21,929,793         21,929,793          22,083,193

Shares cancelled in accordance with a
  lookback provision of a merger
                                                                     0                   0                  0            (102,828)

Adjustments for common stock equivalents (1)                   445,050                   0            167,481               2,417

Weighted average common and common equivalent
  shares outstanding, end of period                         22,374,843          21,929,793         22,097,274          21,982,782
                                                          ============        ============       ============        ============

Net earnings                                              $    146,585        $    444,905       $    302,742        $    538,007
                                                          ============        ============       ============        ============

Net earnings per common and common equivalent share       $       0.01        $       0.02       $       0.01        $       0.02
                                                          ============        ============       ============        ============


 (1) Represents adjustments computed under the treasury stock method for stock options and warrants granted at fair market value at date of grant.